SAFECO MANAGED BOND TRUST

                       SAFECO INTERMEDIATE-TERM BOND FUND

                   SPECIAL MEETING OF SHAREHOLDERS - [    ], 2004

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF SAFECO MANAGED BOND TRUST (THE "TRUST"), ON BEHALF OF ITS SERIES, SAFECO INTERMEDIATE-TERM BOND FUND (the "fund") and relates to proposals with respect
to the fund. The undersigned hereby appoints [    ] and [    ] or either of
them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of the shareholders of the fund to be held
at 2 Union Square, 25th Floor, Seattle, Washington 98101, on [    ], 2004,
at [    ] [a/p].m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and prospectus and revokes any proxy previously given with respect to such meeting.

     THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 6 AND 17 AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                              Date                          , 2004

                              PLEASE SIGN, DATE AND RETURN
                              PROMPTLY IN ENCLOSED ENVELOPE


                              --------------------------------------------------
                                  Signature(s)         (Title(s) if applicable)
                              NOTE: Signature(s) should agree with the name(s) printed herein. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW

    This proxy will be voted "For" Proposals 6 and 17 if no specification is made below.

For shareholders of Safeco Intermediate-Term Bond Fund:

YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 6.

(1)

     FOR    [ ]              AGAINST  [ ]             ABSTAIN  [ ]

YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 17.

(2)

     FOR    [ ]              AGAINST  [ ]             ABSTAIN  [ ]

(3) To vote and otherwise represent the above-signed shareholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                   WE NEED YOUR VOTE BEFORE __________, 2004.

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

                             THANK YOU FOR YOUR TIME